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                                                                    Exhibit 99.1

                                                      (NAVARRE CORPORATION LOGO)

FOR ADDITIONAL INFORMATION:
Jim Gilbertson, Vice President and Chief Financial Officer
763-535-8333
jgilbert@navarre.com

FOR IMMEDIATE RELEASE

                NAVARRE ANNOUNCES CHANGE IN CERTIFYING ACCOUNTANT

MINNEAPOLIS, MN - JULY 20, 2004 - Navarre Corporation (NASDAQ: NAVR) (the "Company") announced today that it has filed a Current Report on Form 8-K with the Securities and Exchange Commission in connection with its dismissal of Ernst & Young LLP, its former independent accountants, and its engagement of Grant Thornton LLP, as the new accountants. The report discloses that on July 19, 2004, the Audit Committee of the Company's Board of Directors approved the dismissal of Ernst & Young LLP and the engagement of Grant Thornton LLP.

In connection with its audits for the two most recent fiscal years and through July 20, 2004, there have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

Jim Gilbertson, Vice President and Chief Financial Officer of the Company said, "Navarre has had a long history of working with Ernst & Young and we are very grateful for that relationship. However, as the accounting industry has changed and the time and cost commitments by the accounting firms have increased due to Sarbanes-Oxley legislation, we feel that Grant Thornton provides us the best choice of firms going forward as we continue to build our business."

ABOUT NAVARRE

Navarre Corporation (NASDAQ: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content. The company operates under two business divisions; Distribution Services which includes PC software, video games, CD audio and DVD video; Publishing which includes Encore. Based in Los Angeles, CA, Encore is a majority-owned subsidiary of Navarre Corporation (NASDAQ: NAVR), and a leading interactive publisher in the PC CD-ROM and videogame markets. As a result of strategic relationships, the company publishes PC titles or compilations in major software categories from productivity to education. BCI Eclipse, a wholly-owned subsidiary of Navarre Corporation, which provides niche DVD video and audio products. Navarre's client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company's Web sites at www.navarre.com.

SAFE HARBOR

"The statements in this press release that are not strictly historical are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements

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are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company's dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer, the Company's dependence upon a limited number of large customers that account for a significant part of its business, seasonality in its business and the fact that a large portion of the Company's revenues have traditionally been related to the holiday selling season, the Company's dependence on significant vendors, the Company's dependence on financing its significant working capital needs, the Company's dependence upon software developers and manufacturers, the Company's ability to maintain and grow its exclusive distribution business through agreements with recording artists, potentially changing retail consumer buying patterns in the PC software market, the Company's ability to avoid inventory return and obsolescence losses, the acquisition strategy of the Company could disrupt other business segments and/or management, tougher competition and/or new and different competition in the Company's traditional and new markets including through different means of distribution, technological innovation in the electronic downloading of music, increased counterfeiting or low or no cost downloading could impact product sales, uncertain growth in the publishing segment, the Company's dependence on information systems, the Company's credit exposure due to reseller arrangements, the potential for future terrorist activities to disrupt operations or harm assets, the Company's dependence on third-party shipping of its product, significant Company stock volatility, and the Company's anti-takeover provision may discourage take-over attempts beneficial to shareholders. A detailed statement of risks and uncertainties is contained in the Company's reports to the Securities and Exchange Commission, including in particular the Company's Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, "NAVARRE CORPORATION REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 PROFIT AND SALES, dated July 22, 2004, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC's other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.
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